Exhibit 99.1

Rosen Consulting Group Market Study by: Arthur Margon Randall Sakamoto Jeremiah Lee Eric Finnigan Rosen Consulting Group 1995 University Avenue Suite 550 Berkeley, CA 94704 510 549-4510 510 849-1209 fax www.rosenconsulting.com © 2012 Rosen Consulting Group

Rosen Consulting Group Market Study Outlook RCG’s outlook for the net lease real estate market is positive for the following reasons: • the net lease market has historically provided investors with attractive returns across various economic cycles when compared to other types of real estate investments; • increased single-tenant transaction volume reflects investors’ growing interest in single-tenant investment opportunities; • the market is well positioned to accommodate increased investment activity given the $1.5 trillion to more than $2.0 trillion of U.S. real estate estimated to be held by corporate owner-occupiers; and • strict lending guidelines, a reduced appetite for risk from both debt and equity investors and upcoming mortgage and corporate debt maturities should yield attractive pricing for many single- tenant, net leased properties and increased opportunities for sale-leaseback transactions. Economic Trends Through mid-2012, the U.S. economy experienced a slow and choppy recovery, and RCG expects increasing personal consumption and retail sales to contribute to moderate economic growth in the medium term, resulting in improving operating conditions for tenants of net leased properties, particularly those used in the retail and service industries. RCG expects personal consumption expenditures, which account for approximately 70% of U.S. gross domestic product, to increase and help sustain a more stable, moderate economic recovery. Retail sales rebounded well in 2011 and into 2012, with retail sales (excluding motor vehicles) up by 7.6% in the 18 months ended July 31, 2012. RCG expects retail sales (excluding motor vehicles) to increase by an average rate of 3.4% per year through 2016. Net Lease Characteristics Net leased properties offer unique potential benefits as compared to other types of commercial real estate due to the relative stability of rental revenue and inflation protection structured into net leases. Other types of commercial real estate typically use gross leases, which place the financial burden of property operating expenses with the property owner, whereas a net lease obligates the tenant to pay for property operating expenses. As a result, net leased real estate is similar, in many respects, to interest bearing corporate bonds in that cash flows are passive, stable and paid at regular intervals. In addition, the inflation risk associated with net leased property is mitigated due to the fact that net leases typically allocate all property operating expenses to the tenant and contain rent escalators pursuant to which rent may be increased on specified dates, often by amounts determined with reference to an inflation measure, such as the CPI. Furthermore, owners of net leased property are less susceptible to short-term variations in economic growth and sentiment, as net leases are generally executed for much longer terms than traditional gross leases. During 2008 and 2009, the average rent growth of net leased properties remained positive on an annual basis while average rents fell among nearly all other major commercial property types. Net leased properties are frequently purchased through sale-leaseback transactions, which often represent an efficient and economical way for an owner-occupier to raise capital. With proceeds from the sale, a former owner-occupier of real estate in a sale-leaseback transaction may be better positioned to maximize its profitability by removing real estate from its balance sheet, eliminating related depreciation expense and freeing capital invested in real estate for Note: Latest data as of July 31, 2012 Sources: U.S. Census Bureau, RCG Retail Sales (excluding motor vehicles) Year-over-Year % Change (SAAR) -10% -5% 0% 5% 10% 15% 1972 1976 1980 1984 1988 1992 1996 2000 2004 2008 2012f 2016f Note: Initial year rent, latest data as of June 30, 2012 Source: PwC Real Estate Investor Survey Commercial Real Estate Rent Trends -3% -2% -1% 0% 1% 2% 3% 4% 5% 2006 2007 2008 2009 2010 2011 2012 Average Net Leased Rent Average CBD Office Rent Average Suburban Office Rent Average Warehouse Rent Average Regional Mall Rent Average Power Center Rent © 2012 Rosen Consulting Group, LLC

investment into its business. RCG believes that net leases and sale-leaseback transactions have been particularly attractive in the current environment where economic uncertainty drives investors to stabilized real estate and limited access to debt financing increases owner-occupiers’ interest in sale-leaseback transactions. Sector Relative Performance The net lease market has provided investors with attractive returns, when compared to other types of real estate investments, over the last ten years. Given the net lease market’s bond-like income stream, mitigated risks and historical returns, net leased real estate has proven to be an effective investment vehicle across various economic cycles. RCG believes the favorable performance of net lease publicly-traded REITs relative to the wider REIT industry, as measured by the MSCI US REIT Index, or RMS, during the previous ten-year period is attributable, in part, to the stability and predictable revenue growth afforded by the net lease industry’s long-term leases, limited re-tenanting risk, favorable lease structures and limited exposure to rising real estate expenses — all of which reduce the risks posed by asset bubbles and severe price corrections often associated with various stages of the real estate cycle. For the ten- year period ended August 24, 2012, selected net lease REITs had a total return of 251.6%, significantly outperforming the RMS index during the same period. Net lease REITs outperformed all other REIT sectors and remained positive during the recent economic downturn, illustrating the relative stability of net leased investments. RCG believes that net leased properties have the potential to provide more stable income streams than corporate bond equivalents, while often priced at wider spreads. Because single-tenant cap rates and BBB-rated corporate bonds are both influenced by a corporation’s ability to make lease and interest payments, RCG believes the change in the spread between cap rates for single-tenant properties and BBB corporate bond yields during the recent economic cycle is one factor that illustrates the fluctuations in the risk premium that investors have placed on single-tenant properties. As of June 30, 2012, the spreads between single-tenant cap rates and ten-year BBB corporate and ten-year Treasury bond yields were significantly higher than average spreads since 2005, which RCG believes represents an attractive single-tenant investment environment. Even if the spreads between single-tenant cap rates and corporate and Treasury bond yields compress to historical levels, RCG believes net leased investments will continue to provide opportunities for investors to obtain superior risk-adjusted returns with predictable, bond-like cash fl ows. Note: Cap rates are trailing 12-month average; bond yields are 10-year; latest data as of June 30, 2012 Sources: Real Capital Analytics (RCA), Standard & Poor’s, RCG Single-Tenant Cap Rate Spread to BBB Corporate Bond Yield -400 -300 -200 -100 0 100 200 300 400 2005 2006 2007 2008 2009 2010 2011 2012 Bps Single Tenant Commercial Real Estate Average Average 120 bps Historical Total Return 1-Yr 2-Yr 3-Yr 5-Yr 10-Yr Note: Latest data as of August 24, 2012 Source: SNL Financial Selected Net Lease (1) 44.6% 72.1% 193.7% 112.4% 251.6% Selected Office (2) 26.9% 61.7% 178.9% (9.9%) 129.6% Selected Industrial (3) 226.3% 776.0% 1423.4% (39.8%) 63.1% Selected Retail (4) 62.6% 145.9% 490.2% 19.1% 237.0% RMS (5) 42.9% 92.8% 280.2% 31.3% 187.3% (5) MSCI US REIT Index, a market capitalization weighted index comprised of the most actively traded U.S. REITs. (1) Includes Entertainment Properties Trust, Lexington Realty Trust, National Retail Properties, and Realty Income Corp. (2) Includes Alexandria Real Estate Equities, BioMed Realty Trust, Boston Properties, Brandywine Realty Trust, CommonWealth REIT, Corporate Office Properties Trust, Douglas Emmett, Duke Realty Corp., Franklin Street Properties, Government Properties Income Trust, Highwoods Properties, Hudson Pacific Properties, Kilroy Realty Corp., Mack-Cali Realty Corp., Mission West Properties, MPG Office Trust, Pacific Office Properties Trust, Parkway Properties, Piedmont Office Realty Trust, and SL Green Realty Corp. (4) Includes Acadia Realty Trust, Agree Realty Corp., Alexander’s, American Realty Capital Properties, CBL & Associates Properties, Cedar Shopping Centers, DDR Corp., Equity One, Excel Trust, Federal Realty Investment Trust, Feldman Mall Properties, General Growth Properties, Getty Realty Corp., Glimcher Realty Trust, Inland Real Estate Corp., Kimco Realty Corp., Kite Realty Group, The Macerich Co., One Liberty Properties, Pennsylvania REIT, Ramco-Gershenson Properties Trust, Regency Centers Corp., Retail Opportunity Investments Corp., Roberts Realty Investors, Saul Centers, Simon Property Group, Tanger Factory Outlet Centers, Taubman Centers, Urstadt Biddle Properties, Weingarten Realty Investors, and Whitestone REIT (3) Includes DCT Industrial Trust, EastGroup Properties, First Industrial Realty Trust, First Potomac Realty Trust, Monmouth Real Estate Investment Corp., Prologis, Stag Industrial, and Terreno Realty Corp. Note: Cap rates are trailing 12-month average; latest data as of June 30, 2012 Sources: RCA, Federal Reserve, RCG Single-Tenant Cap Rate Spread to 10-Year Treasury Yield -60 40 140 240 340 440 540 640 2005 2006 2007 2008 2009 2010 2011 2012 Bps Single Tenant Commercial Real Estate Average Average 365 bps © 2012 Rosen Consulting Group, LLC

In addition, when comparing net leased real estate to a bond investment, the residual value of the real estate asset also impacts the net present value of expected cash flows. Though discounted at a higher rate commensurate with perceived real estate risk, this residual real estate value combined with the stream of future lease payments often may result in a higher net present value for a net leased investment when compared with a corporate bond. This mispriced arbitrage between net leased real estate and its corporate or Treasury bond equivalent demonstrates a disconnect in the credit markets, where investors may be pricing risk inaccurately. Investor Mix The net leased property risk/return profile differs from conventional multi-tenant commercial real estate, and thus it attracts investors that generally seek out long-term, stable rental revenues that are comparable, in many respects, to debt instruments and often have higher yields. The market for net leased properties is fragmented and decentralized, creating significant opportunities for investors with expertise in the market. Furthermore, as many retail and service properties are often valued under $10 million and located outside of what are considered primary real estate investment markets, net leased retail and service-oriented properties are often outside the investment criteria of large institutional investors. The lack of strong competition from many institutional bidders for smaller-scale net leased retail and service properties benefits investors with expertise in the market. Various types of investors with a wide range of financial capacity invest in net leased properties, with non-traded and publicly-traded REITs and individuals and families making up the largest groups. Apart from a few sizable non-traded and publicly-traded REITs, most single-tenant, net lease investors hold relatively few assets. With a relatively limited number of potential buyers, the purchase price and lease terms relating to net leased properties often do not reflect the investments’ intrinsic value. As a result, RCG believes pricing inefficiencies are more significant in the net lease market, which benefi ts investors with expertise in the market. Recently, capital flows into the net lease market have increased as investor interest in the sector expands. In the year ended June 30, 2012, net lease-focused traded and non-traded public REITs raised approximately $2.5 billion and $6.1 billion of equity, respectively. The growing capital commitments to the net lease market are indicative of an increase in investor interest in indirect ownership of net leased properties via REITs. Investment Activity The volume of single-tenant transactions for office, industrial and retail space peaked in August 2007, rising to more than $39.1 billion in sales on a trailing 12-month basis. As the economic downturn Note: Latest data as of June 30, 2012 Source: RCA Single-Tenant Transaction Volume $0 $5 $10 $15 $20 $25 $30 $35 $40 2006 2007 2008 2009 2010 2011 2012 Bill. Office Industrial Retail adversely affected the capital markets and forced many companies to curtail planned expansions, single-tenant transaction volumes contracted from pre-economic downturn highs, falling to $9.3 billion in September 2009 on a trailing 12-month basis. The 12-month trailing single-tenant transaction volume reached $22.0 billion through June 30, 2012, which RCG believes reflects investors’ growing interest in single-tenant investment opportunities. Net lease-focused traded and non-traded public REITs accounted for approximately $10.9 billion, or 34%, of all single-tenant transactions from the beginning of 2011 through June 30, 2012, which illustrates the fragmented nature of the single-tenant market and the ample investment opportunity in the market. Estimates of the amount of U.S. real estate owned by corporate owner-occupiers, and therefore real estate potentially available for sale-leaseback transactions, range from $1.5 trillion to more than $2.0 trillion of the estimated (by the U.S. Bureau of Economic Analysis) $5.2 trillion of U.S. commercial real estate assets. Although the single-tenant investment market has been active, when compared with the total amount of commercial real estate held by corporate owner-occupiers, RCG believes that the single-tenant market is well positioned to accommodate increased transaction volume and investment activity. Capital Availability The reduced access to many forms of traditional debt financing faced by companies (particularly for those without investment grade credit ratings) in the current capital markets environment provides opportunities to invest in sale-leaseback transactions, which fulfills the need for companies to raise capital and the demand from investors for income-oriented investments that offer the opportunity to achieve superior risk-adjusted returns. As a result of strict lending guidelines and a reduced appetite for risk, the availability of credit remains limited even to creditworthy borrowers even though bond issuances are on the rise. The total © 2012 Rosen Consulting Group, LLC

Annual U.S. Corporate Bond Issuance


Trill.
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
1988
1991
1994
1997
2000
2003
2006
2009
2012*

Note: *Annualized, latest data as of June 30, 2012
Source: Federal Reserve

volume of corporate bond issuance contracted sharply from $2.2 trillion per year for the four-year period ended June 30, 2008 to slightly more than $953 billion per year for the four-year period ended June 30, 2012.

For smaller, less creditworthy companies, constricted bank lending (as demonstrated by a sharp reduction in existing bank loan balances) due to a combination of both stringent lending criteria and an effort by banks to bolster reserves by retaining cash have left such companies with limited financing options. In addition, depressed commercial real estate values, troubled legacy assets and reduced real estate sales volumes contributed to a sharp decline in commercial mortgage originations since 2007, with the total volume of outstanding commercial mortgages held by U.S. financial institutions declining every quarter since the first quarter of 2009. RCG expects write-downs and limited new originations to cause commercial mortgages outstanding to decline by an additional $45 billion in 2012. Finally, total U.S. CMBS issuance during the four-year period ended July 31, 2012 was $69.6 billion, significantly below the $646.3 billion issued during the four-year period ended July 31, 2008, and CMBS issuance is expected to be $35 billion in 2012 and $40 billion in 2013, well below the peak of nearly $230 billion in 2007. Due to new regulations and expected relative bond market spreads, RCG believes that bank lending, new mortgage loan originations and CMBS issuances will continue to be more conservative, with lower loan-to-value ratios and more stringent terms, than during the period prior to the economic downturn.

The system-wide deleveraging and ongoing structural shift in the finance industry lead RCG to believe that credit availability will remain tight through the short term. Strict lending guidelines, a reduced appetite for risk from both debt and equity investors and the fact that many companies that financed their real estate facilities with mortgage financing are facing upcoming mortgage and corporate debt maturities should yield attractive pricing for many single-tenant, net leased properties and increased opportunities for sale-leaseback transactions.

© 2012 Rosen Consulting Group, LLC
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